Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares

of

BBR ALO FUND, LLC

Tendered Pursuant to the Offer to Purchase
Dated July 7, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL

EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL

MUST BE RECEIVED BY BBR PARTNERS, LLC
EITHER BY ELECTRONIC DELIVERY OR BY MAIL BY, THE

END OF THE DAY ON TUESDAY, SEPTEMBER 16, 2025,

AT 12:00 MIDNIGHT, NEW YORK TIME,

UNLESS THE OFFER IS EXTENDED

Complete This Notice Of Withdrawal And
Send By Electronic Delivery Or Mail To:

BBR Partners, LLC
Attn: RIC Tender Offer Administrator
55 East 52nd Street, 18th Floor
New York, New York 10055

For additional information:
Phone: (212) 313-9870

The Fund strongly recommends
that all documents be submitted electronically.

BBR ALO FUND, LLC

You are responsible for confirming that this Notice is received by BBR Partners, LLC.
If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:
Signature:	_______________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement) / Date
Print Name of Investor:	_______________________________________________________________________________
Joint Tenant Signature:	_______________________________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Subscription Agreement) / Date
Print Name of Joint Tenant:	_______________________________________________________________________________

FOR OTHER INVESTORS:
Print Name of Investor:	_______________________________________________________________________________
Signature:	_______________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement) / Date
Print Name of Signatory and Title:	_______________________________________________________________________________
Co-Signatory if necessary:	_______________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Subscription Agreement) / Date
Print Name of Co-Signatory and Title:	_______________________________________________________________________________